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                                                                    EXHIBIT 23.2

SLANA
CARR &
O'CONNOR, LLP
Certified Public Accountants

Members of: American Institute of Certified Public Accountants
Pennsylvania Institute of Certified Public Accountants
Private Companies Practices Association of America
  Institute of Certified Public Accountants



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K of Amkor Technology, Inc. of our report dated February 13, 1998 (except as to Note 7 which is dated July 27,
1999) and our report dated March 30, 1999 (except as to Note 7 which is dated July 27, 1999) and to all references to our Firm included in this Current Report.

                                                  /s/ Siana Carr & O'Connor, LLP
                                                  ------------------------------
                                                    SIANA CARR & O'CONNOR, LLP


Paoli, Pennsylvania
December 3, 1999